EXHIBIT 12
(PAGE 1 OF 2)
MATTEL, INC. AND SUBSIDIARIES

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Amounts in thousands, except ratios)

(Unaudited)

	FOR THE SIX MONTHS ENDED				FOR THE YEARS ENDED DECEMBER 31, (a)(b)
	June 30, 2002		June 30, 2001		2001		2000		1999		1998		1997
EARNINGS AVAILABLE FOR FIXED CHARGES:
Income (loss) from continuing operations before income taxes, cumulative effect of change in accounting principles and extraordinary items	$19,181		$(36,022)		$430,010		$225,424		$170,164		$459,446		$425,082
Less (plus) minority interest and undistributed income (loss) of less-than-majority-owned affiliates, net	211		242		170		440		145		(165)		(144)
Add:
Interest expense	58,680		74,512		155,132		152,979		131,609		110,833		90,130
Appropriate portion of rents(c)	8,651		8,463		14,923		14,748		11,974		16,262		17,665

Earnings available for fixed charges	$86,723		$47,195		$600,235		$393,591		$313,892		$586,376		$532,733

FIXED CHARGES:
Interest expense	$58,680		$74,512		$155,132		$152,979		$131,609		$110,833		$90,130
Capitalized interest	49		—		6		507		527		993		991
Appropriate portion of rents(c)	8,651		8,463		14,923		14,748		11,974		16,262		17,665

Fixed charges	$67,380		$82,975		$170,061		$168,234		$144,110		$128,088		$108,786

Ratio of earnings to fixed charges	1.29	X	0.57	(d)	3.53	X	2.34	X	2.18	X	4.58	X	4.90	X

(a)
Although Mattel merged with The Learning Company, Inc. (“Learning Company”) in May 1999, the results of operations of Learning Company have not been included in this calculation since the Consumer Software segment was reported as a discontinued operation effective March 31, 2000.

(b)	The ratio of earnings to fixed charges for 1997 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. (“Tyco”) into Mattel, which was accounted for as a pooling of interests.

(c)	Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

(d)	Earnings did not cover fixed charges by $35.8 million for the six-month period ended June 30, 2001.

EXHIBIT 12
(Page 2 of 2)
MATTEL, INC. AND SUBSIDIARIES

COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS
(Amounts in thousands, except ratios)

(Unaudited)

	FOR THE SIX MONTHS ENDED				FOR THE YEARS ENDED DECEMBER 31, (a)(b)
	June 30, 2002		June 30, 2001		2001		2000		1999		1998		1997
EARNINGS AVAILABLE FOR FIXED CHARGES:
Income (loss) from continuing operations before income taxes, cumulative effect of change in accounting principles and extraordinary items	$19,181		$(36,022)		$430,010		$225,424		$170,164		$459,446		$425,082
Less (plus) minority interest and undistributed income (loss) of less-than-majority-owned affiliates, net	211		242		170		440		145		(165)		(144)
Add:
Interest expense	58,680		74,512		155,132		152,979		131,609		110,833		90,130
Appropriate portion of rents(c)	8,651		8,463		14,923		14,748		11,974		16,262		17,665

Earnings available for fixed charges	$86,723		$47,195		$600,235		$393,591		$313,892		$586,376		$532,733

FIXED CHARGES:
Interest expense	$58,680		$74,512		$155,132		$152,979		$131,609		$110,833		$90,130
Capitalized interest	49		—		6		507		527		993		991
Dividends—Series B preferred stock	—		—		—		—		—		—		2,537
Dividends—Series C preferred stock	—		—		—		—		3,980		7,960		7,968
Appropriate portion of rents(c)	8,651		8,463		14,923		14,748		11,974		16,262		17,665

Fixed charges	$67,380		$82,975		$170,061		$168,234		$148,090		$136,048		$119,291

Ratio of earnings to combined fixed charges and preferred stock dividends	1.29	X	0.57	(d)	3.53	X	2.34	X	2.12	X	4.31	X	4.47	X

(a)
Although Mattel merged with Learning Company in May 1999, the results of operations of Learning Company have not been included in this calculation since the Consumer Software segment was reported as a discontinued operation effective March 31, 2000.

(b)	The ratio of earnings to fixed charges for 1997 has been restated for the effects of the March 1997 merger of Tyco into Mattel, which was accounted for as a pooling of interests.

(c)	Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

(d)	Earnings did not cover fixed charges by $35.8 million for the six-month period ended June 30, 2001.

2